UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Red Robin Gourmet Burgers, Inc. (the “Company”) previously announced the departure of Todd A. Brighton from his position as Chief Development Officer of the Company effective as of July 1, 2014. In connection with Mr. Brighton’s departure, Red Robin International, Inc., and Mr. Brighton (through his consulting firm) entered into a consulting agreement, dated as of August 8, 2014 (the “Consulting Agreement”), under which Mr. Brighton will provide real estate development services to the Company effective as of July 2, 2014 (the “Effective Date”). Under the terms of the Consulting Agreement, Mr. Brighton has agreed to provide consulting services to the Company through June 30, 2015. Pursuant to the terms of the Consulting Agreement, the Company has agreed to pay to Mr. Brighton (i) $29,260 per month for the first six-month period beginning on the Effective Date; (ii) $14,630 per month during the remaining term of the agreement; (iii) reimbursement for his actual reasonable travel expenses incurred in providing the services under the Consulting Agreement; and, (iv) an amount equivalent to the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company for the full fiscal year (the bonus targets set by the Company’s 2014 bonus plan shall govern Mr. Brighton’s eligibility for the payment and the amount of the payment, if any is owed). In addition, all unvested stock options, restricted stock units, and other equity-based awards held by Mr. Brighton will continue to vest in accordance with existing plan documents during the period that he provides consulting services. The Consulting Agreement also contains non-competition and non-solicitation provisions, as well as other customary terms, and is subject to delivery of a general release by Mr. Brighton that is not revoked within the periods set forth under applicable law.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Consulting Agreement by and between Red Robin Gourmet Burgers, Inc. and Todd A. Brighton dated August 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: August 12, 2014	By:	/s/ Michael L. Kaplan
	Name:	Michael L. Kaplan
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement by and between Red Robin Gourmet Burgers, Inc. and Todd A. Brighton dated August 8, 2014.